SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2004

CELL THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Washington	0-28386	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, WA 98119

(Address of principal executive offices) (Zip Code)

(206) 282-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

Effective January 1, 2004, pursuant to the Agreement and Plan of Merger entered into as of June 16, 2003 (as amended, the “Merger Agreement”) between Cell Therapeutics, Inc. (“CTI”) and Novuspharma S.p.A. (“Novuspharma”), Novuspharma was merged with and into CTI, with CTI continuing as the surviving corporation (the “Merger”). Pursuant to the Merger Agreement and as a result of the Merger, CTI issued approximately 15.6 million new shares of CTI common stock as consideration for the approximately 6.4 million Novuspharma ordinary shares outstanding on January 1, 2004. Holders of Novuspharma ordinary shares received 2.45 shares of CTI common stock for each outstanding Novuspharma ordinary share.

The issuance of shares of CTI common stock under the Merger Agreement as described above was registered under the Securities Act of 1933, as amended, pursuant to CTI’s registration statement on Form S-4 (File No. 333-106906) filed with the Securities and Exchange Commission (“SEC”) on July 9, 2003, as amended on August 21, 2003, and as declared effective on September 18, 2003 (as amended, the “Registration Statement”). The Registration Statement included CTI’s proxy statement/prospectus, which contains additional information about the Merger.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this report, and is incorporated herein by reference. In addition, the press release that CTI issued on January 2, 2004, relating to the consummation of the Merger with Novuspharma is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired:

In accordance with Item 7(a)(4) of Form 8-K, the financial statements required by Item 7(a) will be filed by amendment to this Form 8-K no later than March 15, 2004.

(b) Pro forma financial information:

In accordance with Item 7(b)(2) of Form 8-K, the pro forma financial information required by Item 7(b) will be filed by amendment to this Form 8-K no later than March 15, 2004.

(c)

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of June 16, 2003, between Cell Therapeutics, Inc. and Novuspharma S.p.A. (Incorporated by reference to Cell Therapeutics, Inc.’s Current Report on Form 8-K filed with the SEC on June 17, 2003)

99.1	Press release issued on January 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELL THERAPEUTICS, INC.
a Washington corporation

January 13, 2004	By:	/s/ JAMES A. BIANCO
James A. Bianco, M.D.
President and Chief Executive Officer

Exhibit Index

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of June 16, 2003, between Cell Therapeutics, Inc. and Novuspharma S.p.A. (Incorporated by reference to Cell Therapeutics, Inc.’s Current Report on Form 8-K filed with the SEC on June 17, 2003)

99.1	Press release issued on January 2, 2004.